Exhibit 99.1
[LETTERHEAD OF LAZARD FRÈRES & CO. LLC]
The Board of Directors
Inhibitex, Inc.
9005 Westside Parkway
Alpharetta, Georgia 30004
Members of the Board:
We hereby consent to the inclusion of our opinion letter, dated April 9, 2007, to the Board of Directors of Inhibitex, Inc. (“Inhibitex”) as Annex B to, and reference thereto under the captions “SUMMARY — Opinion of Inhibitex’s Financial Advisor” and “THE MERGER TRANSACTION — Opinion of Inhibitex’s Financial Advisor” in, the joint proxy statement — prospectus relating to the proposed merger involving Inhibitex and FermaVir Pharmaceuticals, Inc., which joint proxy statement — prospectus forms a part of the Registration Statement on Form S-4 of Inhibitex. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

LAZARD FRÈRES & CO. LLC
By:	/s/ Jason R. Bernhard
Jason R. Bernhard
Managing Director

June 5, 2007